SCHEDULE 14A INFORMATION
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SYNOVIS LIFE TECHNOLOGIES, INC.

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Synovis Life Technologies, Inc.

January 7, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Thursday, March 4, 2010, at 3:30 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which will consist of the election of directors, a proposal to increase the number of shares reserved for issuance under our Employee Stock Purchase Plan and the ratification of Grant Thornton LLP as our independent registered public accounting firm.

Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

Sincerely,

Richard W. Kramp
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 4, 2010
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 4, 2010
INTRODUCTION
VOTING OF SHARES
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End -- 2009
Option Exercises -- 2009
PROPOSAL TO AMEND THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 4, 2010
ANNUAL REPORT
SYNOVIS LIFE TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN
SYNOVIS LIFE TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

SYNOVIS LIFE TECHNOLOGIES, INC.
2575 University Avenue W.
St. Paul, Minnesota 55114-1024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 4, 2010

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (“Synovis” or the “Company”) will be held at 3:30 p.m., local time, on Thursday, March 4, 2010, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy Statement:

1)	To elect eight (8) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2)	To consider and act upon a proposal to amend the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock, $.01 par value per share (“Common Stock”), specifically reserved for issuance under the ESPP by 100,000 shares.

3)	To consider a proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending October 31, 2010.

4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 4, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Corporate Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

Brett Reynolds
Vice President of Finance, Chief Financial Officer
and Corporate Secretary

January 7, 2010

Whether or not you expect to attend the Annual Meeting, please date and sign the proxy card exactly as your name(s) appears on the card and return it in the enclosed envelope.

SYNOVIS LIFE TECHNOLOGIES, INC.
2575 University Avenue W.
St. Paul, Minnesota 55114-1024

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MARCH 4, 2010

INTRODUCTION

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (“Synovis” or the “Company”) will be held at 3:30 p.m., local time, on Thursday, March 4, 2010, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company’s common stock (the “Common Stock”). Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date with the Corporate Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of each of the director nominees listed in this Proxy Statement, in favor of the proposal to increase the number of shares reserved for issuance under our Employee Stock Purchase Plan and in favor of the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending October 31, 2010.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER OUR EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We expect that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 22, 2010.

VOTING OF SHARES

Only holders of record of shares of Common Stock at the close of business on January 4, 2010 will be entitled to vote at the Annual Meeting. On January 4, 2010, we had 11,185,497 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters that, of the proposals in this Proxy Statement, only include the ratification of the selection of our independent registered public accounting firm (Proposal Three).

ELECTION OF DIRECTORS

Nomination

Our Bylaws provide that the Board of Directors (the “Board”) shall consist of one or more members, with the number of directors designated by the shareholders at each regular meeting of the shareholders, subject to the authority of the shareholders to increase or decrease the number of directors and the authority of the Board to increase the number of directors between regular meetings of the shareholders. The Board currently consists of eight directors.

Upon the recommendation of the Governance Committee, the Board has nominated the eight (8) individuals named below to serve as directors of Synovis until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. All of the nominees are currently members of the Board.

Each nominee will be elected by a plurality of the votes cast. The eight director nominees receiving the highest vote totals will be elected. Shares represented by proxies that contain instructions to “withhold” voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other occurrence.

Information About Nominees

The following information has been furnished to us, as of January 4, 2010, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

			Director
Name	Age	Title	Since

Timothy M. Scanlan	63	Chairman of the Board and Director	1997
Richard W. Kramp	64	President, Chief Executive Officer and Director	2007
William G. Kobi	65	Director	1998
Karen Gilles Larson	67	Director	1997
Mark F. Palma	51	Director	2004
Richard W. Perkins	79	Director	1987
John D. Seaberg	58	Director	2008
Sven A. Wehrwein	58	Director	2004

Other Information About Nominees

Timothy M. Scanlan.  Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan serves as President and Chief Executive Officer of the Scanlan Group of Companies, established in 1921. The Scanlan Group, consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Scanlan WorldWide, Inc., Vascular Innovations, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and provides related services worldwide. Mr. Scanlan serves on the Board of Directors of the Catholic Community Foundation and the Lillehei Surgical Society.

Richard W. Kramp.  Mr. Kramp was named Chief Executive Officer of the Company and was also named to the Board of Directors effective January 2007. Mr. Kramp has served as President of the Company since June 2006. From August 2004 to May 2006, he served as President and Chief Operating Officer of the Company’s former interventional business. Prior to joining the Company, Mr. Kramp most recently served as the President and Chief Operating Officer of Medical CV, Inc. From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President and Chief Executive Officer, as well as a director of ATS Medical. From 1978 to 1988, Mr. Kramp held sales and marketing positions at St. Jude Medical, serving as Vice President of Sales and Marketing from 1981 to 1988.

Karen Gilles Larson.  Ms. Larson has served on the Board of Directors of the Company since 1997. Ms. Larson served as Chief Executive Officer of the Company from July 1997 until January 2007 and also served as President of the Company from July 1997 to June 2006. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson also serves on the Board of Directors of Digitiliti, Inc., a public company.

William G. Kobi.  Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in electronic data collection for clinical trials, medical device tracking and managed care.

Mark F. Palma.  Mr. Palma has served on the Board of the Company since 2004. He is a partner at Hinshaw & Culberston LLP, a Chicago-based law firm, where he specializes in corporate and business law. Mr. Palma has extensive business and taxation experience, and is a certified public accountant (inactive). He received his law degree from William Mitchell College of Law, and a master’s in business administration from Minnesota State University. Mr. Palma serves on the Board of Directors of Allen Interactions, Inc., Tri-State Drilling, Inc. and Aloe Up International, LLC., each of which are privately held companies.

Richard W. Perkins.  Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of China Nuvo Solar Energy, Inc., Nortech Systems, Inc. and Vital Images, Inc., each of which are public companies, and Pure Choice, Inc. and Duke Financial Group, Inc., both privately held companies. He is a chartered financial analyst.

John D. Seaberg.  Mr. Seaberg has served on the Board of the Company since January 2008. Mr. Seaberg is currently the Chairman and Chief Executive Officer of NeoChord, Inc., an early stage company developing cardiac surgery technology for minimally invasive mitral valve repair. He has over 30 years of experience in the medical technology field. From 1996 to 2006, Mr. Seaberg held various sales and marketing executive management positions within the cardiac surgery, peripheral interventional and cardiac rhythm management business units of Guidant Corporation (now part of Boston Scientific Corporation). In addition to serving on the Board of Directors at NeoChord, Inc., Mr. Seaberg serves on the Board of Cardia Access, Inc., a privately held company, and the Minneapolis Heart Institute Research Foundation. He received his undergraduate and MBA degrees from the University of Minnesota.

Sven A. Wehrwein.  Mr. Wehrwein has served on the Board of the Company since 2004. He has over 30 years experience in corporate finance and investment banking, including serving as Chief Financial Officer of InStent Inc. and Digi International. Since 1999 he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of the following public companies:

Compellent Technologies, Inc., Image Sensing Systems Incorporated, Uroplasty, Inc., and Vital Images, Inc. He received his master’s of science in management from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant (inactive).

Information About the Board and its Committees

The Board met eight times during the fiscal year ended October 31, 2009. Each of the directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served during fiscal 2009. Our Board of Directors has adopted a policy requiring all directors to attend our annual meetings of shareholders and all directors did attend last year’s annual meeting.

Executive Sessions of the Board.  The Board has formally adopted a policy to meet in executive session, with only independent directors being present, on a regular basis and at least two times each year. During fiscal 2009, the Board met in executive session eight times.

The committees of the Board and the members of those committees in fiscal 2009 are listed below:

Audit	Compensation	Governance	Investment Review

Sven A. Wehrwein (Chair)	Mark F. Palma (Chair)	John D. Seaberg (Chair)	Richard W. Perkins (Chair)
Richard W. Perkins	William G. Kobi	William G. Kobi	Sven A. Wehrwein
John D. Seaberg	Richard W. Perkins	Mark F. Palma
Timothy M. Scanlan

The Board of Directors has affirmatively determined that each of Mr. Scanlan, Mr. Kobi, Mr. Palma, Mr. Perkins, Mr. Seaberg and Mr. Wehrwein are “independent” as defined under current Nasdaq Global Stock Market listing standards for directors generally; accordingly, all of the above committees were comprised in fiscal 2009 and are currently comprised solely of independent directors. As a result of her prior service as our President and CEO within the past three years, Ms. Larson does not meet the Nasdaq independence requirements, and therefore is not a member of any Board committees. On December 10, 2009, the Board of Directors determined that Ms. Larson will become an independent director on January 3, 2010, and effective February 1, 2010 will be considered for appointment to the Governance Committee.

Audit Committee.  The Audit Committee is responsible for assisting the Board in satisfying its fiduciary responsibilities for general oversight of our accounting and financial reporting practices, and for the integrity of our financial statements. Among other duties, the Audit Committee is responsible for selecting our auditors and reviewing the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of our internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors’ report and may recommend changes to our accounting systems, if so warranted. The Board has determined that both Mr. Perkins and Mr. Wehrwein meet the criteria to serve as an “audit committee financial expert,” as determined by applicable SEC and Nasdaq regulations. During fiscal 2009, the Audit Committee met six times.

The Board of Directors has adopted an Audit Committee Charter. We have posted a copy of our current Audit Committee Charter on our corporate website at www.synovislife.com. With respect to all references to our website throughout this proxy statement, the information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any report that we file with or furnish to the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee’s primary function is to establish compensation for the executive officers, recommend compensation for non-employee directors to the full Board and to administer our stock-based compensation plans. In addition, the Compensation Committee reviews and discusses with management our “Compensation Discussion and Analysis” and recommends to the Board whether or not it should be included in our annual report on Form 10-K and annual meeting proxy statement. During fiscal 2009, the Compensation Committee met six times.

To assist the Compensation Committee in determining executive officer compensation, our president and chief executive officer provides recommendations to the committee regarding officer performance, market data, and recommended compensation. In addition, the Compensation Committee has the authority, and has from time to time exercised such authority, to hire independent consultants and advisors, or request market data from third-party sources for Committee use. Compensation Committee recommendations regarding compensation to be paid to our executive officers, including our president and chief executive officer, are determined by the committee after deliberation without the participation of any of our executive officers.

Our Board of Directors has adopted a Compensation Committee Charter and we have posted a current copy of the charter on our corporate website at www.synovislife.com.

Governance Committee.  The Governance Committee is responsible for the broad range of topics surrounding composition and operation of the Board of Directors, including the selection and nomination of qualified director candidates. The Governance Committee met two times in fiscal 2009.

The Governance Committee has historically identified director nominees based upon suggestions by outside directors, management members or shareholders, and has evaluated those persons on its own, without any paid, third-party assistance. We seek directors who possess integrity, a high level of education and/or business experience, broad-based business acumen, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

The Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate, given the historically small number of shareholder recommendations. The Governance Committee reviews periodically whether a more formal policy should be adopted.

Any shareholder who desires to recommend a nominee must submit a letter, addressed to the Corporate Secretary of Synovis at 2575 University Avenue W., St. Paul, Minnesota, 55114-1024, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. Any shareholder recommendations for the next Annual Meeting must be submitted by September 25, 2010 to assure time for meaningful consideration and evaluation of the nominees by the Governance Committee.

Our Board of Directors has adopted a Governance Committee Charter, and has posted a current copy of the charter on our corporate website at www.synovislife.com.

Investment Review Committee.  The Investment Review Committee’s key function is to set policy for and monitor our investment portfolio. Members of the Company’s Executive Management also participate on this Committee. During fiscal 2009, the Investment Review Committee met four times. In fiscal 2010, we will develop an Investment Review Committee Charter and we will post a copy of the charter on our corporate website at www.synovislife.com upon approval by our Board of Directors.

Corporate Governance

We continue to monitor corporate governance developments and evaluate Board duties and responsibilities with the intention of maintaining full compliance with applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the Nasdaq Global Market. We currently maintain the following Corporate Governance documents, each of which is posted on our corporate website at www.synovislife.com.

Principles of Corporate Governance.  Our Principles of Corporate Governance provide guidelines for director responsibilities and the conduct and operations of meetings and deliberations of the Board. In addition, our Principles of Corporate Governance address various governance matters, including Board and Committee composition and membership, conduct of board meetings and board business, and board compensation. These principles are consistent with applicable corporate governance requirements including the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements of the Nasdaq Global Market.

Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers.  Our Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers meets the requirements of Item 406 of Regulation S-K. It applies to our positions of Chief Executive Officer, Chief Financial Officer, Director of Finance, Controller, and other employees performing similar functions who have been identified by our Chief Executive Officer and/or Chief Financial Officer. It is our policy to disclose any amendments to and any waivers from our Code of Business Conduct and Ethics for the Chief Executive Officers and Senior Financial Officers on our website following the amendment or waiver.

Code of Business Conduct and Ethics.  We have a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The code is designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, compliance with applicable laws and regulations and prompt internal reporting of violations of the code to the appropriate persons who are identified in the code.

Director Compensation

The following table provides summary information concerning the compensation of each individual who served as a director of Synovis during our fiscal year ended October 31, 2009, other than Richard W. Kramp, our President and Chief Executive Officer, whose compensation is set forth under the heading “Executive Compensation.”

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)(1)	($)(2)(3)(4)	Total($)

Timothy M. Scanlan	$28,500	$30,783	$59,283
William G. Kobi	$33,000	$30,783	$63,783
Karen Gilles Larson	$25,000	$30,783	$55,783
Mark F. Palma	$38,000	$30,783	$68,783
Richard W. Perkins	$39,000	$30,783	$69,783
John D. Seaberg	$31,750	$69,820	$101,570
Sven A. Wehrwein	$39,000	$30,783	$69,783

(1)	Includes all fees paid for board retainers, board and committee meeting fees, and board and committee chair stipends. See the compensation rate table on page 9 for more detail on the various fees.

(2)	Reflects the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended October 31, 2009 in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”), but excludes any impact of assumed forfeiture rates. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended October 31, 2009 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended October 31, 2009 in accordance with ASC 718. The specific assumptions used in the valuations of each option award are summarized in the table below:

		Expected		Expected
	Risk Free	Dividend	Stock Price	Life of
Grant Date	Interest Rate	Rate	Volatility	Option

11/1/2006	4.55%	0.00%	50.0%	3.5 years
1/2/2008	2.89%	0.00%	45.0%	3.0 years

(3)	Mr. Seaberg’s compensation from option awards is higher than the other non-employee directors due to a higher ASC 718 expense, driven primarily by a higher exercise price of $19.16 (the fair market value on January 2, 2008, his grant date), as compared to $7.50 for the other non-employee directors.

(4)	As of October 31, 2009, the aggregate number of stock options held by each of our directors named in the table above was as follows: Mr. Scanlan, 55,000; Mr. Kobi, 61,000; Ms. Larson, 10,000; Mr. Palma, 48,000; Mr. Perkins, 57,000; Mr. Seaberg, 20,000; Mr. Wehrwein, 46,000.

The table below sets forth the annual Board compensation, including retainer fees, meeting fees and committee chair stipends paid to each of our non-employee directors for fiscal 2009 and fiscal 2010. Our Board of Directors, based on recommendations of the Compensation Committee, last revised non-employee director compensation levels effective November 1, 2008.

	Compensation Rate
	Fiscal 2009		Fiscal 2010

Monthly Board member retainer	$1,500		$1,500
Fee per Board meeting attended	$1,250		$1,250
Fee per Audit Committee meeting attended	$1,000	(1)	$1,000	(1)
Fee per Compensation Committee meeting attended	$1,000	(1)	$1,000	(1)
Fee per Governance Committee meeting attended	$1,000	(1)	$1,000	(1)
Fee per Investment Review Committee meeting attended	$500		$500
Annual stipend for Chairman of the Board	$4,000		$4,000
Annual stipend for Audit Committee Chair	$3,000		$3,000
Annual stipend for Compensation Committee Chair	$2,000		$2,000

(1)	The Chairs of the Audit, Compensation and Governance Committees will receive 1.5 times the meeting fee for each committee meeting to reflect the work and preparation required as chair for such meetings.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings, as well as for certain educational training or seminars related to continuing education as a Board member. We do not compensate our directors who are employed by us for serving on the board. On December 10, 2009, the Board approved a policy requiring each non-employee director to attend a minimum of one director related education course every three years.

Our current compensation program also provides for the grant of stock options to our non-employee directors effective as of the date of the director’s first appointment or election to the Board and periodically thereafter as determined by the Board. No option grants were issued to our non-employee directors in fiscal 2009. On November 2, 2009, each non-employee director was granted 30,000 stock options. These options were granted under our 2006 Incentive Stock Plan, and have an exercise price equal to $12.00, the “fair market value” of the shares on the date of grant (as determined under the plan as the closing stock price on the date of grant). These stock options vest over a period of three years, with one-third of the shares underlying the stock option vesting on October 31, 2010, 2011, and 2012, respectively, as long as the non-employee director continues to serve on the Board. The options expire on the fourth anniversary of each of the vesting dates.

COMPENSATION DISCUSSION AND ANALYSIS

In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to the following company executive officers, who constituted our “named executive officers” for fiscal 2009:

Name	Title

Richard W. Kramp	President and Chief Executive Officer
Brett A. Reynolds	Vice President of Finance and Chief Financial Officer
David A. Buché	Vice President and Chief Operating Officer, Synovis Surgical Innovations
Timothy M. Floeder	Vice President of Corporate Development
Mary L. Frick	Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs

In the discussion, we primarily focus on the fiscal 2009 information contained in the tables and related footnotes and narrative under the heading “Executive Compensation” below, but also describe compensation actions taken during other periods to the extent it enhances the understanding of our executive compensation disclosure for fiscal 2009.

Compensation Objectives and Philosophy

The Compensation Committee is responsible for the design, implementation and oversight of our executive compensation program. In setting executive compensation, the Compensation Committee primarily seeks to:

•	Align executive interests with those of our shareholders;

•	Establish a balance between base and overall compensation levels that support our effort to attract and retain experienced executive talent necessary for leading our business to achieve its goals and objectives;

•	Reward achievement of company financial goals and objectives as well as individual performance; and

•	Implement compensation strategies that are competitive and fair.

To achieve these objectives, our compensation plans and decisions are generally based upon the following philosophies and principles:

•	In assessing the total mix of compensation paid to our executives, we seek to set base compensation at levels that allow us to provide meaningful and competitive current income, but place a portion of total compensation at risk, with upside and downside potential based upon achievement of specific performance objectives and long-term equity value creation. The Committee believes that by maintaining this “balance” in compensation mix, we better align the compensation of our executives with the interests of our shareholders.

•	Because we compete for executive talent, we compare our compensation programs with the executive compensation policies, practices and levels at medical device companies and other select companies specifically selected for comparison by our Compensation Committee, based upon size, complexity and growth profile.

•	We consider individual performance and competence as significant factors in setting base cash compensation and in granting equity-based compensation, but focus our incentive cash compensation program primarily on company-specific financial goals to promote a cohesive, performance-focused culture among our executive team.

•	We differentiate individual compensation among our executives based on scope and nature of responsibility, experience, job performance and potential. We believe that individuals with greater responsibility for achieving performance and strategic objectives should bear proportionately greater risk if those goals are not achieved, and should receive proportionately greater rewards if those goals are met or surpassed.

•	We also seek to provide incentive compensation based on individual performance objectives that we believe will improve individual effectiveness and overall corporate performance, although such compensation is secondary to incentive compensation focused on corporate financial performance.

•	We utilize equity-based awards in the form of stock options to provide long-term potential value to our named executive officers and to align such executives’ interests with those of our shareholders.

Setting Executive Compensation

Executive Compensation Components.  The principal elements of our executive compensation program are:

•	Base salary;

•	Short-term cash incentive compensation;

•	Long-term equity-based incentive compensation; and

•	Other benefits made generally available to our employees.

In addition, our executive compensation program includes certain change in control arrangements.

In determining the form or amount of compensation to pay our named executive officers, the Compensation Committee views these components of executive compensation as related but distinct. The Committee does not believe that significant compensation derived by an executive from one element of our compensation program should necessarily negate or result in a reduction in the amount of compensation the executive receives from other elements. Also, the Committee does not believe that minimal compensation derived from one element of compensation should necessarily result in an increase in the amount the executive should receive from one or more other elements of compensation.

We do not have a pre-established formula or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, in general, our practice for allocating between long-term and currently-paid compensation is to ensure competitive base compensation to attract and retain executive officers, while providing incentives to maximize long-term value for the Company and our shareholders. In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines.

Fiscal 2009 Executive Compensation Assessment.  In determining each of the elements and amounts of fiscal 2009 compensation, the Compensation Committee considered compensation elements and amounts paid to executive officers at similar levels and with similar experience and responsibility at a peer group of other public companies operating in our industry and region that are comparable in terms of revenue, market capitalization, complexity, number of employees and profitability to the Company. For fiscal 2009, the comparative data from this peer group used in reviewing named executive officer compensation consisted of data from the Equilar database. The companies that comprised this peer group in setting fiscal 2009 compensation were:

• Allied Healthcare Products, Inc.	• Merge Healthcare, Inc.	• Somanetics Corp.
• Atricure, Inc.	• Meridian Bioscience, Inc.	• Stereotaxis, Inc.
• ATS Medical, Inc.	• Possis Medical, Inc.	• Surmodics, Inc.
• Criticare Systems, Inc.	• Rochester Medical Corporation	• Vascular Solutions, Inc.
• Del Global Technologies Corp.	• Rockwell Medical Technologies, Inc.	• Vital Images, Inc.

In addition to the review of compensation at the above peer companies, the Compensation Committee utilized a competitive review of executive compensation prepared by an independent compensation consultant Riley, Dettmann & Kelsey (“RD&K”). RD&K was retained by the Compensation Committee in 2006 and their report was prepared at that time. While the report was several years old, the Compensation Committee believed the report retained value as another reference source in setting fiscal 2009 executive compensation. For their engagement in fiscal 2006, RD&K was instructed to conduct a competitive review of the Company’s executive compensation program, and to report on the following elements of compensation:

•	Base salary

•	Short-term incentives (annual cash bonus)

•	Long-term incentives (stock-based compensation)

•	Benefits and perquisites

•	Change of control agreements

•	Employment agreements

RD&K benchmarked the above elements of compensation of the executives at the Company against published compensation surveys maintained by RD&K, including the RD&K study “2005 Study of Executive and Board Compensation Practices in Midwest Companies” which covered 108 companies with revenue under $300 million from the following peer group of companies:

• The Aristotle Corporation	• ev3, Inc.	• Lifecore Biomedical, Inc.
• Atrion Corporation	• Exactech, Inc.	• OraSure Technologies, Inc.
• Cardiac Science Corporation	• FoxHollow Technologies, Inc.	• Osteotech, Inc.
• Compex Technologies, Inc.	• I-Flow Corporation	• Possis Medical, Inc.
• CryoLife, Inc	• ICU Medical, Inc.

The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

•	Each executive’s position within the Company and level of responsibility;

•	The skills and experiences required by each executive’s position;

•	The competitive environment for comparable executive talent;

•	Company performance compared to specific objectives;

•	Individual performance measures; and

•	The executive’s individual experience and qualifications.

Each of the elements and amounts of fiscal 2009 executive compensation (base salary, short-term cash incentive compensation and long-term equity-based incentive compensation) for each of the Company’s executive officers were determined by the Compensation Committee based upon the following process and after considering the following factors:

•	Mr. Kramp provided the Compensation Committee feedback on each of the executive officers (other than himself) with regards to their skills, responsibilities and overall job performance during the year;

•	Mr. Kramp provided the Compensation Committee recommendations regarding base salary, short-term cash incentive compensation and long-term equity-based incentive compensation for each executive officer other than himself.

•	As described above, the Compensation Committee reviewed executive officer compensation for the fiscal 2009 peer group of regional public medical device companies of similar size and complexity; and

•	As described above, a 2006 report from RD&K was considered as an additional source to assess and establish executive officer compensation in fiscal 2009.

In making the final decisions regarding the type and amount of compensation to be paid to executive officers, the Compensation Committee considers the relevant comparative data, the CEO recommendations on the officers that report to him and the Committee’s assessment of the CEO, but also considers other factors, such as its own assessment as to the type and amount of compensation to be paid.

Elements of Executive Compensation

Base Salary.

Overview.  Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. The Compensation Committee’s determination of the base salary of each of the Company’s executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer’s experience and past performance, the level of skill and responsibility required by the executive’s position and his or her qualifications for the position. As described above, the Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining data specific to a peer group of public companies of comparable size and in the medical device industry.

In general, the Compensation Committee reviews executive officer base salary on an annual basis, and seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company believes it competes for executives.

Fiscal 2009 Decisions and Analysis.  Fiscal 2009 base salary for the Company’s executive officers was determined by the Compensation Committee based upon the following process and after considering the following factors:

•	Mr. Kramp provided the Compensation Committee feedback on each of the executive officers (other than himself) with regards to their skills, responsibilities and overall job performance during the year;

•	Mr. Kramp provided the Compensation Committee recommendations regarding base salary for each executive officer other than himself.

•	As described above, the Compensation Committee reviewed executive officer compensation for the fiscal 2009 peer group of regional public medical device companies of similar size and complexity; and

•	As described above, a 2006 report from RD&K was considered as an additional data point to assess and establish executive officer compensation in fiscal 2009.

For fiscal 2009, base salary levels established for our named executive officers were established as follows:

	Fiscal 2009	% Increase from
Name	Base Salary	fiscal 2008

Richard W. Kramp	$362,000	4.0%
Brett A. Reynolds	$208,225	4.0%
David A. Buche	$225,000	7.6%
Mary L. Frick	$190,500	3.5%
Timothy M. Floeder	$185,500	6.0%

For fiscal 2009, all executive officers received a base salary increase to reflect a cost of living adjustment. In addition, Mr. Buche received a further adjustment to reflect expansion of his role and responsibility within the organization. In addition, Mr. Floeder received a further adjustment as the Committee determined his base salary was low relative to comparable market compensation in the fiscal 2009 peer group.

Fiscal 2010 Base Salary Adjustments.  Effective November 2, 2009, our named executive officers each received increases to their base salary in fiscal 2010. The increases in base salary for our named executive officers ranged from 3.2% to 4.0%. The process for determining fiscal 2010 base salary for the Company’s executive officers was consistent with the fiscal 2009 process described in detail above. These increases were based on historical cost of living adjustments, the overall growth, performance and increasing complexity of the Company in fiscal 2009. A summary of the changes to the base salary for each named executive officer is summarized below.

	Fiscal 2010	% Increase from
Name	Base Salary	fiscal 2009

Richard W. Kramp	$375,032	3.6%
Brett A. Reynolds	$215,721	3.6%
David A. Buche	$232,875	3.5%
Mary L. Frick	$196,596	3.2%
Timothy M. Floeder	$192,920	4.0%

Short-Term Incentive Compensation.

Overview.  In fiscal 2009, we provided executives with the opportunity to earn short-term cash incentive compensation through our Management Incentive Program (“MIP”) and through Individual Performance Incentives (“IPI”).

The MIP is designed to provide a direct financial incentive to the Company’s key management, including the named executive officers, for the achievement or surpassing of specific Company performance goals. We believe the MIP is a valuable element of executive compensation because it offers a means for executives to realize significant, additional near-term cash compensation on top of base salary as a reward for promoting equity appreciation through revenue and operating income growth. The MIP components and amounts were determined as described above under the heading “Setting Executive Compensation.”

In addition to the MIP, our named executive officers were eligible in fiscal 2009 to receive a small percentage of their base salary in annual cash incentive compensation based on the achievement of individual performance incentives (“IPI”). We believe that the IPI program, which is available to all Company employees, including our named executive officers, provides for specific, measureable objectives achievable with significant effort and, if achieved, these objectives provide benefit to the Company.

Fiscal 2009 Decisions and Analysis.  The Compensation Committee and the Chief Executive Officer established the MIP performance objective in fiscal 2009 based on a matrix of the Company’s performance in growing both revenues and operating income as compared to fiscal 2008. The fundamental elements of the MIP were as follows for fiscal 2009:

•	This matrix provided for 100% of target MIP payout if revenues achieved the target of 29% growth and operating income as defined by the MIP (GAAP operating income excluding special charges and the impact of any acquisitions) achieved the target of 44% growth.

•	No MIP payout would be earned until revenue growth achieved a minimum 15% growth rate, and operating income grew at least 35%. Once both of those measures were attained, 75% of the MIP target payment was earned. Above the minimum growth targets, the MIP amounts earned could escalate based on a multitude of other combinations of revenue growth and/or operating income growth.

•	A maximum MIP achievement of 130% to plan was attainable if revenue grew at least 35% and operating income as defined in the MIP grew at least 58% in fiscal 2009.

In fiscal 2009, revenue grew 17% and operating income as defined in the MIP increased 37%. Accordingly, the MIP payout earned based on this plan was 79.2% of target.

In addition to the MIP, our named executive officers, like all of our employees, were eligible in fiscal 2009 to receive up to 5% of their base salary in cash incentive compensation based on the achievement of individual performance incentives (“IPI”). Determination of the IPI objectives and evaluation of the IPI achievement for our named executive officers are evaluated and determined by the Compensation Committee and the Chief Executive Officer. The IPI objectives for each of our named executive officers were specific, measurable, achievable with significant effort and, if achieved, provided benefit to the Company. In fiscal 2009, these objectives focused principally on:

•	The Company achieving operating income of $10,351,000 as defined by the IPI (GAAP operating income excluding special charges and the impact of any acquisitions) for fiscal 2009;

•	Expense and cost containment better than budget;

•	Department specific goals or development objectives for functional areas the executive is responsible for; and

•	Individual opportunities for professional development.

The Compensation Committee monitors the IPI periodically to determine if the executives are meeting the Company’s objectives through this plan. IPI earned by our named executive officers for fiscal 2009 ranged from 35% to 80% achievement, as set forth in the “Short-Term Cash Incentive Table” below.

At its discretion, the Compensation Committee may also award additional incentive cash compensation to the Company’s named executive officers for performance or achievement above their individual objectives. No such awards were made to the Company’s named executive officers in fiscal 2009.

The following table sets forth the eligible amount of short-term incentive compensation in fiscal 2009 in dollars and as a percentage of base salary, as well as the actual amount paid for fiscal 2009.

Short-Term Cash Incentive Table

						Target as % of
	MIP Incentive	MIP %	IPI Incentive	IPI %	2009 Total	Base	Total 2009 Cash
Name	Target	Achieved	Target	Achieved	Incentive Target	Salary	Incentive Payments(1)

Richard W. Kramp	$126,700	79%	$18,100	50%	$144,800	40%	$109,396
Brett A. Reynolds	$41,645	79%	$10,411	80%	$52,056	25%	$41,312
David A. Buchè	$56,250	79%	$11,250	40%	$67,750	30%	$49,050
Mary L. Frick	$38,100	79%	$9,525	35%	$47,625	25%	$33,509
Timothy M. Floeder	$37,100	79%	$9,275	80%	$46,375	25%	$36,803

(1)	We refer you to the discussion under the heading “Short-Term Incentive Compensation” for a discussion of the components of cash incentives and performance measurement to incentive targets in fiscal 2009.

Long-Term Equity-Based Incentive Compensation.

Overview.  We believe that long-term equity-based compensation awarded to our named executive officers, other executive officers and key management staff, creates value by aligning the interests of our employees with those of our shareholders. The Compensation Committee monitors and considers various trends in long-term equity compensation methods. Currently, we believe that stock options provide the best opportunity to motivate and retain such individuals to enhance overall enterprise value for our shareholders. Stock options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest. Stock options therefore link an important portion of an employee’s compensation to shareholders’ interests by providing an incentive to achieve corporate goals and increase shareholder value.

Fiscal 2009 Decisions and Analysis.  In granting stock options to named executive officers for fiscal 2009, the Compensation Committee used comparative compensation data as discussed above under the heading “Fiscal 2009 Executive Compensation Assessment.”

In fiscal 2009, stock options were granted to each of our named executive officers on December 12, 2008. These options were granted under our 2006 Incentive Stock Plan, and have an exercise price equal to $15.35, the “fair market value” of the shares on the date of grant (as determined under the plan as the closing stock price on the date of grant). One-half of the shares underlying the stock option vest on October 31, 2009 and 2010, respectively, as long as the executive officer continues to be employed by the Company. The options expire on December 12, 2013. The number of stock options granted to each named executive officer on December 12, 2008 was as follows: Mr. Kramp — 25,000 stock options; Mr. Buche — 12,000 stock options; and each of Mr. Reynolds, Ms. Frick and Mr. Floeder — 10,000 stock options. These fiscal 2009 stock option grants to our named executive officers were determined by the Compensation Committee based on the evaluation described above under the heading “Setting Executive Compensation.” See the table entitled “Grants of Plan Based Awards” for additional details on these option grants.

Fiscal 2010 Stock Option Grants.  On November 2, 2009, stock options were granted to each of our named executive officers. The process for determining fiscal 2010 stock options granted to the Company’s executive officers was consistent with the fiscal 2009 process described in detail above. These options were granted under our 2006 Incentive Stock Plan, and have an exercise price equal to $12.00, the “fair market value” of the shares on the date of grant (as determined under the plan as the closing stock price on the date of grant). These stock options vest over a period of three years, with one-third of the shares underlying the stock option vesting on October 31, 2010, 2011, and 2012, respectively, as long as the executive officer continues to be employed by the Company. The options expire on the fourth anniversary of each of the vesting date. The number of stock options granted to each named executive officer on November 2, 2009 was as follows: Mr. Kramp - 90,000 stock options; Mr. Reynolds — 21,000 stock options; Mr. Buche — 24,000 stock options; and each of Ms. Frick and Mr. Floeder — 18,000 stock options. These stock option grants to our named executive officers were determined by the Compensation Committee based on the evaluation described above under the heading “Setting Executive Compensation.”

Stock Ownership and Retention Guidelines

Effective October 26, 2007, the Board adopted stock ownership guidelines for our non-employee directors and executive officers (including our named executive officers), which require such individuals to acquire and maintain a minimum level of ownership in our common stock. The Board believes that ownership of our common stock demonstrates a commitment to our long-term success. The stock ownership guidelines are determined as a multiple of base salary, and are also based on the value of our common shares, as described below:

Non-employee directors	$100,000
Chief Executive Officer	Two times base salary
All other executive officers	One times base salary

Shares that are included in the measurement include all shares the individual directly or beneficially owns, as well as the value of vested stock options (to the extent the options exceed the exercise price). The first measurement date for the stock ownership guidelines will be on October 31, 2012. New non-employee board directors or executive officers will be measured on the October 31 five years after their appointment.

Employment Agreements

We do not have any written employment agreements with any employees, including any of our named executive officers.

Change in Control Agreements

We have entered into change in control agreements with each of our named executive officers, which are described in detail under the heading “Executive Compensation — Potential Payments upon Termination or Change in Control” on pages 23-27.

These change in control agreements are an important element in our executive compensation program, as they provide our executive officers with a measure of economic security to execute and complete any change in control transaction that the Board of Directors believes is in the best interest of our shareholders.

Other Benefits

We provide our named executive officers with medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and the opportunity to participate in our employee stock purchase plan. The same benefits are available to all Company employees. It is generally our policy not to extend perquisites to our named executive officers beyond those that are generally available to our employees.

Total Compensation Mix

The table below illustrates how total compensation for our named executive officers for fiscal 2009 was allocated between “at-risk” and base salary components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components. When applicable, the table utilizes the equity values included in the Summary Compensation Table based upon fiscal 2009 financial statement expensing.

Total Compensation Mix Table

	Total Compensation Mix
	(Base Salary, Annual Cash Incentives and Long-Term Equity Incentives)
	% of Total
	Compensation(1)		% of Performance Based		% of Total Compensation(1)
	that is:		Total Compensation that is:		that is:
	“At	Base			Cash	Equity
	Risk”(2)	Salary(3)	Annual(4)	Long-Term(5)	Based(6)	Based(7)

Richard W. Kramp	41%	59%	44%	56%	77%	23%
Brett A. Reynolds	26%	72%	54%	46%	86%	12%
David A. Buchè	30%	70%	51%	49%	85%	14%
Mary L. Frick	26%	72%	49%	51%	85%	13%
Timothy M. Floeder	31%	68%	43%	57%	81%	18%

(1)	As perquisites and other components reported in the all other compensation column of the Summary Compensation Table are included in the total compensation amount, the named executive officer’s sum of the percentages of “at risk” and base salary components and sum of the percentages of cash-based and equity-based components of compensation may not equal 100%.

(2)	Annual cash incentives plus long-term equity-based incentives divided by total compensation.

(3)	Base salary divided by total compensation.

(4)	Annual cash incentives divided by annual cash incentives plus long-term equity-based incentives.

(5)	Long-term equity-based incentives divided by annual cash incentives plus long-term equity incentives.

(6)	Base salary plus annual cash incentives divided by total compensation.

(7)	Long-term equity-based incentives divided by total compensation.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement required by Item 402(b) of Regulation S-K for the year ended October 31, 2009 with management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the “Compensation Discussion and Analysis” be included in this proxy statement for the 2010 Annual Meeting of Shareholders to be held on March 4, 2010.

Members of the Compensation Committee:
Mark F. Palma (Chair)
William G. Kobi
Richard W. Perkins

The foregoing Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Summary of Compensation

The following table shows the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended October 31, 2009, 2008 and 2007.

Summary Compensation Table

				Non-Equity
			Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary($)	Awards($)(1)	Compensation($)(2)	Compensation($)(3)	Total($)

Richard W. Kramp	2009	$362,000	$139,159	$109,396	$693	$611,248
President and Chief	2008	$348,000	$77,131	$152,581	$462	$578,174
Executive Officer	2007	$290,000	$76,709	$97,150	$462	$464,321

Brett A. Reynolds	2009	$208,225	$35,480	$41,312	$4,932	$289,949
Vice President of Finance and	2008	$200,220	$10,289	$54,740	$3,937	$269,186
Chief Financial Officer	2007	$170,400	$10,233	$32,376	$3,100	$216,109

David A. Buchè	2009	$225,000	$46,239	$49,050	$990	$321,279
Vice President and COO of	2008	$209,066	$12,347	$72,650	$462	$294,525
Synovis Surgical Innovations	2007	$194,480	$12,279	$44,742	$462	$251,963

Mary L. Frick	2009	$190,500	$35,480	$33,509	$4,331	$263,820
Vice President of	2008	$184,049	$10,289	$52,159	$3,726	$250,222
Regulatory Affairs, Quality Assurance and Clinical Affairs	2007	$177,645	$10,233	$33,753	$3,228	$224,859

Timothy M. Floeder(4)	2009	$185,500	$48,412	$36,803	$3,120	$273,835
Vice President of Corporate	2008	$88,820	$8,700	$24,870	$1,748	$124,138
Development	2007	$—	$—	$—	$—	$—

(1)	Reflects the dollar amount recognized for each executive officer for financial statement reporting purposes with respect to the fiscal years ended October 31, 2009, 2008 and 2007, respectively, in accordance with ASC 718, but excludes any impact of assumed forfeiture rates. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended October 31, 2009 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended October 31, 2009 in accordance with ASC 718. The specific assumptions used in the valuations of each option award are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option

11/01/2006	4.55%	0.00%	50.0%	3.5 years
5/01/2008	2.40%	0.00%	46.0%	2.5 years
12/12/2008	1.05%	0.00%	50.0%	3.0 years

(2)	Represents amounts earned under the 2009 Management Incentive Plan and Individual Performance Incentives, which are described in more detail under the heading “Grants of Plan-Based Awards.”

(3)	The amounts shown in this column include the following with respect to each named executive officer:

			Life
		401(k)	Insurance
Name	Year	Match(a)	Premiums

Richard W. Kramp	2009	$—	$693
	2008	$—	$462
	2007	$—	$462
Brett A. Reynolds	2009	$3,942	$990
	2008	$3,475	$462
	2007	$2,638	$462
David A. Buchè	2009	$—	$990
	2008	$—	$462
	2007	$—	$462
Mary L. Frick	2009	$3,638	$693
	2008	$3,264	$462
	2007	$2,766	$462
Timothy M. Floeder	2009	$2,568	$552
	2008	$1,286	$462
	2007	$—	$—

(a)	Represents matching amounts contributed by the Company under our 401(k) plan.

(4)	Mr. Floeder joined the Company on May 1, 2008. Accordingly, his fiscal 2008 annual base salary of $175,000 is prorated from his start date.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended October 31, 2009. Plan-based cash compensation awards were granted to our named executive officers under the 2009 Management Incentive Plan and the 2009 Individual Performance Incentives. Plan-based equity compensation awards were granted under the Company’s 2006 Stock Incentive Plan. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below or in the narrative following the table below.

					Equity Incentive
					Plan Awards(2)
					Option
					Awards:	Exercise or
		Estimated Future Payouts Under			Number of	Base Price of	Grant Date Fair
		Non-Equity Incentive Plan Awards(1)			Securities	Option	Value of Stock
	Grant	Threshold	Target	Maximum	Underlying	Awards	and Option
Name	Date	($)	($)	($)	Options (#)	($/Share)(3)	Awards(4)

Richard W. Kramp	11/1/08	$95,025	$144,800	$182,810	—	$—	$—
	12/12/08				25,000 (5)	$15.35	$132,570
Brett A. Reynolds	11/1/08	$31,234	$52,056	$64,550	—	$—	$—
	12/12/08				10,000 (5)	$15.35	$53,028
David A. Buche	11/1/08	$42,188	$67,500	$84,375	—	$—	$—
	12/12/08				12,000 (5)	$15.35	$63,634
Mary L. Frick	11/1/08	$28,575	$47,625	$59,055	—	$—	$—
	12/12/08				10,000 (5)	$15.35	$53,028
Timothy M. Floeder	11/1/08	$27,825	$46,375	$57,505	—	$—	$—
	12/12/08				10,000 (5)	$15.35	$53,028

(1)	Consists of cash bonuses under the Company’s 2009 cash incentive plans. The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our 2009 cash incentive plans. We refer you to the “Short-Term Incentive Compensation” discussion on pages 14-16 of this proxy statement for discussion of our 2009 Management Incentive Plan and Individual Performance Incentives. The actual amounts earned in fiscal 2009 for each named executive officer based on the achievement of the performance criteria underlying the grant is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

(2)	Consists of stock options granted to the Named Executive Officers in fiscal 2009 under the Company’s 2006 Stock Incentive Plan.

(3)	The exercise price of all options was equal to the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant.

(4)	Reflects the dollar amount recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal year ended October 31, 2009 in accordance with ASC 718, but excludes any impact of assumed forfeiture rates. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended October 31, 2009 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended October 31, 2009 in accordance with ASC 718.

(5)	Consists of stock options, which vest and become exercisable in one-half increments on October 31, 2009 and 2010, respectively, but only if the Named Executive Officer is then an employee of the Company. Under the terms of the 2006 Incentive Stock Plan, options are granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. For purposes of the plan, the “fair market value” of a share of our common stock on the date of grant is the closing sale price on the date of grant, as reported on the Nasdaq Global Market.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised stock options for each of our continuing named executive officers that remained outstanding at October 31, 2009.

Outstanding Equity Awards at Fiscal Year-End — 2009

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options (#)	Options (#)	Exercise	Option Expiration
Name	Exercisable	Unexercisable(1), (2)	Price ($)	Date

Richard. W. Kramp	5,500	—	$8.270	10/31/2010
	16,500	—	$8.270	5/13/2010
	1,907	—	$10.490	10/31/2010
	12,000	—	$10.750	9/30/2010
	75,000	—	$7.500	10/31/2011
	12,500	12,500	$15.350	12/12/2013
Brett A. Reynolds	991	—	$10.490	10/31/2010
	10,000	—	$9.640	4/13/2010
	5,000	—	$10.750	9/30/2010
	10,000	—	$7.500	10/31/2011
	5,000	5,000	$15.350	12/12/2013
David A. Buchè	8,442	—	$10.750	9/30/2010
	8,000	—	$7.500	10/31/2011
	6,000	6,000	$15.350	12/12/2013
Mary L. Frick	1,551	—	$10.490	10/31/2010
	10,000	—	$10.750	9/30/2010
	10,000	—	$7.500	10/31/2011
	5,000	5,000	$15.350	12/12/2013
Timothy M. Floeder	5,000	—	$17.060	5/1/2013
	5,000	5,000	$15.350	12/12/2013

(1)	All of the unexercisable stock options in the above table vest on October 31, 2010.

(2)	Upon the occurrence of a change in control of the Company, the unvested and unexercisable options set forth in this column will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussions under the headings “Potential Payments Upon Termination or Change in Control.”

Options Exercised and Stock Vested During Fiscal Year

The following table provides information regarding the exercise of stock options during the fiscal year ended October 31, 2009, on an aggregate basis, by each of the named executive officers that exercised options during the year.

Option Exercises — 2009

Option Awards
	Number of Shares	Value Realized
	Acquired on	on Exercise
Name(1)	Exercise(#)	($)(2)

Richard W. Kramp	4,000	$21,600

(1)	Mr. Reynolds, Mr. Buche, Ms. Frick and Mr. Floeder did not exercise any stock options in the fiscal year ended October 31, 2009.

(2)	The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the fair market value of the options on the date of the exercise, and the exercise price of the options.

Potential Payments Upon Termination or Change in Control

We have entered into agreements that will require us to provide incremental compensation to our named executive officers in connection with a change in control of the Company.

Summary of Agreements.  The agreements provide that if we terminate the executive without “cause,” or if the executive leaves voluntarily for a “good reason,” during the 24 month period after a “change in control,” or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, we (or our successor) would be required to pay the executive the following benefits:

•	a lump sum cash payment equal to two times the sum of the executive’s annual base salary and target bonus for the year during which the change in control occurs; unless the executive terminates his or her employment for any reason during the first full calendar month following the first anniversary of the change in control, in which case we (or our successor) would be required to pay the executive a lump sum cash payment equal to one times the sum of the executive’s annual salary and target bonus for the year during which the change in control occurs;

•	if the executive elects COBRA coverage under our group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under our group health and dental plans for up to 24 months;

•	the executive may elect health and dental continuation coverage for up to an additional 12 months after the expiration of the 18-month COBRA period at the executive’s cost;

•	the executive will receive continued life insurance coverage for up to 24 months at a cost no more than the executive paid as an active employee and the Company will reimburse the executive monthly for any amounts that exceed such cost;

•	if the executive incurs a tax liability in connection with payments for executive’s continued coverage under our group health and dental plans and executive’s continued life insurance coverage described above that the executive would not have incurred if the executive had been an active employee, we will make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any taxes on the gross-up payment, the executive would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	if any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to “excise tax” we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.

In addition, all unvested stock options held by the executives would immediately vest in full and become exercisable upon a change in control, whether or not the acquiring entity or successor assumes or replaces the stock options and whether or not the executive continues to be employed by us (or the successor) after the change in control. The accelerated options will remain exercisable for a period of two years from the date of the change in control or, if later, the date of the officer’s termination, but in any event not later than the expiration date of the options.

For purposes of the agreements, a “change in control” of the Company will occur upon:

•	the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party;

•	the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

•	any person becomes the beneficial owner of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities, unless the transaction resulting in such ownership has been approved in advance by the “incumbent directors” (defined below), or (B) 50% or more of the combined voting power of the Company’s outstanding securities (regardless of any approval by the incumbent directors);

•	a merger or consolidation to which the Company is a party if the Company’s shareholders immediately prior to effective date of such merger or consolidation have beneficial ownership, immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation, unless such merger or consolidation has been approved in advance by the incumbent directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation (regardless of any approval by the incumbent directors);

•	the incumbent directors cease for any reason to constitute at least a majority of the Board; or

•	a change in control of a nature that would be required to be reported, in the written opinion of the Company’s outside legal counsel, as a change in control of the Company on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Under the agreements, “incumbent directors” are any individuals who are members of the board on the effective date of the agreement and any individual who subsequently becomes a member of the board and whose election or nomination was approved by a vote of at least a majority of the incumbent directors.

The agreements define “cause” as:

•	the executive’s gross misconduct that is materially and demonstrably injurious to the Company;

•	the executive’s willful and continued failure to perform substantially the executive’s duties with the Company or our successor (other than any such failure (1) resulting from the executive’s incapacity due to bodily injury or physical or mental illness or (2) relating to changes in the executive’s duties after a change in control that constitute “good reason”) after a written demand for substantial performance is delivered to the executive by the chair of the board which specifically identifies the manner in which the executive has not substantially performed the executive’s duties and provides for a reasonable period of time within which the executive may take corrective actions; or

•	the executive’s conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or our successor or which impairs the executive’s ability to perform substantially the executive’s duties for the Company or our successor;

and “good reason” as:

•	in the executive’s reasonable judgment, a material and adverse change in the executive’s title, status, position, authority, duties or responsibilities as in effect prior to the change in control, except for changes solely attributable to the fact that the Company is no longer an independent publicly owned company;

•	a reduction by the Company or our successor in the executive’s base salary, or a material adverse change in the form or timing of the payment of the executive’s salary, as in effect immediately prior to the change in control or as later increased;

•	the failure by the Company or our successor to cover the executive under employee benefit plans that, in the aggregate, provide substantially similar benefits to the executive and/or his or her family and dependents at a substantially similar total cost to the executive;

•	the Company or our successor requiring the executive to be based at any office or location that is more than 30 miles further from the executive’s base office or location before the change in control;

•	any refusal by the Company or our successor to continue to allow the executive to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the change in control, the executive was not expressly prohibited in writing by the board from attending or engaging in;

•	the failure to obtain from any successor its written assent to the change in control severance agreement;

•	any purported termination of the executive’s employment that is not properly effected pursuant to the change in control severance agreement; or

•	the termination of employment with the Company by the executive for any reason during the first full calendar month following the first anniversary date of the change in control.

The executive must give written notice of an event or change constituting “good reason”, however, the executive may not give such notice until 90 days after the change in control. With regards to the first five events or changes described above that constitute “good reason,” if the Company remedies such event or change, the event or change will not constitute “good reason.”

After adoption, the change in control severance agreements cannot be amended or terminated in any way adversely affecting the executive without the executive’s consent.

Potential Payments to Named Executive Officers

The following table quantifies the potential benefits and payments to each of our named executive officers in connection with a change in control, and upon qualifying termination events in connection with a change in control, assuming, for calculation purposes, an effective date of October 31, 2009.

			Without Cause or
			Good Reason
			Termination
		Upon a	Within 12 Months
	Executive Benefits and	Change in	Following Change
Name	Payments	Control ($)(3)	in Control ($)(1)(2)

Richard W. Kramp	Lump Sum Payment(1)		$1,029,162
	Health and Welfare Benefits(2)		$20,536
	Acceleration of Unvested Options(3)	$—
	280G Tax Gross-Up Payment(4)		$—
	Total	$—	$1,049,698
Brett A. Reynolds	Lump Sum Payment		$532,880
	Health and Welfare Benefits		$31,682
	Acceleration of Unvested Options	$—
	280G Tax Gross-Up Payment(4)		$—
	Total	$—	$564,562
David A. Buchè	Lump Sum Payment		$595,300
	Health and Welfare Benefits		$33,774
	Acceleration of Unvested Options	$—
	280G Tax Gross-Up Payment(4)		$—
	Total	$—	$629,074
Mary L. Frick	Lump Sum Payment		$491,846
	Health and Welfare Benefits		$32,438
	Acceleration of Unvested Options	$—
	280G Tax Gross-Up Payment(4)		$—
	Total	$—	$524,284
Timothy M. Floeder	Lump Sum Payment		$422,356
	Health and Welfare Benefits		$30,106
	Acceleration of Unvested Options	$—
	280G Tax Gross-Up Payment(4)		$—
	Total	$—	$452,462

(1)	Represents continued salary and bonus at the named executive officer’s fiscal 2009 annual salary rate for twenty-four months. If, however, the executive’s termination is due to the executive’s election to terminate in the first full month following the first anniversary of the change in control, the lump sum payment shown would be reduced by 50 percent.

(2)	Represents continued health and welfare benefits, including health, dental, vision, life insurance and short-term disability insurance, at the named executive officer’s benefit election level as of October 31, 2009.

(3)	As the fair market value of the Company’s common stock on October 31, 2009 of $12.06 was lower than the exercise price of unvested options on October 31, 2009, there would be no benefit related to the acceleration of unvested options had a change of control occurred on October 31, 2009.

(4)	We would not be obligated to make any 280G gross-up payments to our named executive officers assuming the change in control was effective on October 31, 2009. Excise taxes under 280G apply only when change in control payments are in excess of the 280G safe harbor amount. The 280G safe harbor amount is generally three times the average of the executive’s taxable compensation for the five years prior to a change in control, subject to adjustment for employment for shorter periods. Based on this calculation of the 280G safe harbor amount for each of our named executive officers and the total change in control payments set forth in the table above, none of our named executive officers would be subject to 280G excise taxes.

PROPOSAL TO AMEND THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was first approved by the Company’s Board of Directors on December 18, 1995 and approved by the Company’s shareholders at the Company’s 1996 annual meeting of shareholders. On December 10, 2009, the Board amended the Purchase Plan, subject to shareholder approval at the Annual Meeting, to, among other things, increase the number of shares of common stock specifically reserved for issuance under the Purchase Plan by 100,000 shares, from 300,000 shares to 400,000 shares. This increase is necessary to continue the operation of the Purchase Plan for the benefit of new participants, as well as to allow additional sales to current participants. Through December 28, 2009, the Company has sold, or granted the option to purchase, an aggregate of 287,670 shares of common stock under the Purchase Plan. If this proposal is approved, 112,330 shares of common stock will be available for future sale under the Purchase Plan. As of December 28, 2009, the closing price of the Company’s common stock was $12.81.

Summary of the Purchase Plan

The purpose of the Purchase Plan is to advance the interests of the Company and its shareholders by providing employees of the Company and its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of common stock of the Company on favorable terms through payroll deductions. The following summarizes the major features of the Purchase Plan. A copy of the Purchase Plan has been filed with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov. Copies are also available upon written request to the Company.

General.  The Purchase Plan provides for the purchase of the Company’s common stock by eligible employees of the Company and its subsidiaries through payroll deductions. Under the Purchase Plan, the Company conducts a series of continuous offerings of its common stock, each continuing for three months and each beginning on February 1, May 1, August 1, and November 1 of each year, as the case may be (the “Offering Date”), and ending on April 30, July 31, October 31 and January 31 of each year (the “Termination Date”), respectively. The first offering under the Purchase Plan, following its amendment on December 10, 2009, had an Offering Date of February 1, 2010 and a Termination Date of April 30, 2010. On each Offering Date, each eligible participating employee in the Purchase Plan will be granted, by operation of the Purchase Plan, an option to purchase as many full shares of common stock as can be purchased with payroll deductions authorized by the participant and credited to the participant’s account during that offering.

Any employee, including any officer, employed by the Company or any subsidiary on an Offering Date and whose customary employment is for more than 20 hours per week will be eligible to participate in that upcoming offering. The maximum number of shares reserved for sale under the Purchase Plan is 400,000 shares of common stock.

The number and type of shares of common stock subject to outstanding options and the exercise price of outstanding options will be appropriately adjusted in the event such options are exercised after any common stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of common stock or the like. If the total number of shares that would otherwise be subject to options granted on an Offering Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grants in as uniform and equitable a manner as is practicable. If this occurs, the Company will give written notice of such reduction of the number of shares subject to the option to each affected participant and will return any excess funds accumulated in each participant’s account as soon as practicable after the Termination Date of such offering.

The Purchase Plan will be administered by a committee of the Board of Directors consisting of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The committee will have the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan. The Purchase Plan is currently administered by the Compensation Committee of the Board of Directors.

Participation.  An eligible employee may become a participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company’s payroll office not less than 15 days before the Offering Date of the first offering in which the participant wishes to participate. Payroll deductions for a participant will begin with the first payroll following the applicable Offering Date and will continue until the termination date of the Purchase Plan, subject to termination by the participant at any time. An otherwise eligible employee will not be granted an option under the Purchase Plan if: (i) immediately after the grant, the participant would own shares of common stock and/or hold outstanding options to purchase shares of common stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary; or (ii) the rate at which the employee has elected to have payroll deductions withheld under such option would permit the employee to purchase shares of common stock to accrue at a rate exceeding $25,000 of the fair market value of such shares (determined as of the Offering Date) for each calendar year in which such option is outstanding at any time. As of January 1, 2010, approximately 300 persons were eligible to participate in the Purchase Plan.

Payroll Deductions.  By completing and filing a participation form, a participant elects to have payroll deductions made on each payday during the offering period at a rate equal to a whole percentage from 1% to 10% (but in no event less than $10.00) of the compensation that he or she would have received on the payday. No increases or decreases in the amount of payroll deductions for a participant may be made during an offering. A participant may increase or decrease the rate of the participant’s payroll deductions under the Purchase Plan for subsequent offerings by completing an amended participation form at least 15 days prior to the Offering Date for which the increase or decrease is to become effective. A participant may discontinue participation in the Purchase Plan at any time as described below under the heading “Withdrawal and Termination of Employment.”

The funds accumulated through a participant’s payroll deductions under the Purchase Plan are held by the Company in an account established under the Purchase Plan for the participant. These funds are held by the Company as part of its general assets, usable for any corporate purpose, and the Company is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from the

Company for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

Purchase of Shares.  On each Offering Date, each participant is granted, by operation of the Purchase Plan, an option to purchase the number of full shares of the Company’s common stock that he or she will be able to purchase with the payroll deductions credited to the participant’s account during the offering period and the cash balance (if any) carried forward from the participant’s account from the preceding offering period. Unless a participant withdraws from the Purchase Plan, the participant’s option for the purchase of shares will be exercised automatically on the Termination Date for the purchase of the number of full shares of common stock that the accumulated payroll deductions in the participant’s account on the Termination Date will purchase at the applicable price, determined in the manner described below. Any cash remaining in a participant’s account under the Purchase Plan after a purchase by the participant of shares at the termination of each offering that is insufficient to purchase a full share of common stock will be carried forward into the participant’s payroll deduction account for the following offering, or, at the discretion of the committee, such amounts may be treated as if invested in a fractional share of common stock as of the Termination Date. Notwithstanding the foregoing, in no event may the number of shares purchased by any participant during an offering exceed 500 shares of common stock. To the extent that cash remains in a participant’s account after the purchase of the maximum number of shares during an offering, such cash will be carried forward into the participant’s payroll deduction account for the following offering.

The per share purchase price of the shares offered in a given offering will equal to 95% of the fair market value of a share of the common stock of the Company on the Termination Date. Under the Purchase Plan as amended on December 10, 2009, the fair market value of the common stock is determined by the closing sale price of the common stock, as reported by the Nasdaq Global Market on the applicable date or, if no shares were traded on such date, as of the next preceding date on which there was such a trade. Prior to the amendment on December 10, 2009, the fair market value under the Purchase Plan was determined by the average of the high and low sales prices of the common stock, as reported by the Nasdaq Global Market.

The Company will deliver to each participant, as soon as practicable after the Termination Date, a certificate representing the shares of common stock purchased upon exercise of the option granted for such offering except that, at the discretion of the committee, an account may be established with a third party, pursuant to which each participant will be credited with the number of shares purchased upon the exercise of the option granted for such offering. No participant will have any interest in any common stock subject to an option until the option has been exercised, at which point the interest will be strictly that of a purchaser of the shares of common stock purchased upon such exercise, pending delivery of such shares pursuant to the Purchase Plan.

Non-Transferability of Options.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of common stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that the Company may treat such act as an election to withdraw funds, in which case the provisions described below under the heading “Withdrawal and Termination of Employment” will apply.

Withdrawal and Termination of Employment.  A participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the participant’s account under the Purchase Plan at any time prior to the Termination Date of an offering for such offering by giving written notice to the Company. The notice must state the participant’s desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the participant’s payroll deductions held under the Purchase Plan. All of the participant’s payroll deductions credited to the participant’s account will be paid to such participant as soon as practicable after the effective date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of withdrawal), and the option for such offering will automatically be canceled and no further payroll deductions for the purchase of shares will be made for such offering or for any subsequent offering unless a new participation form is filed. A participant’s withdrawal from an offering will not have any effect upon the participant’s eligibility to participate in a succeeding offering or in any similar plan which the Company may adopt, except that a participant who is subject to the reporting requirements under Section 16 of the Exchange Act may not participate in the Purchase Plan for at least six months after the effective date of such termination and withdrawal unless otherwise permitted by the committee in its sole discretion.

Upon termination of the participant’s employment for any reason, including retirement or death, the payroll deductions credited to such participant’s account will be returned to such participant or, in the case of the participant’s death, to the person or persons entitled to such funds in accordance with the provisions described above under the section “Non-Transferability of Options,” and the participant’s option will be automatically canceled. A transfer of employment between the Company and a subsidiary or between subsidiaries and absences or leaves approved by the Company are not considered terminations under the Purchase Plan.

Federal Income Tax Consequences

The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives an option and does not address special rules that may be applicable to directors, officers and greater-than-5% shareholders of the Company.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. If the Purchase Plan so qualifies, the amount withheld from a participant’s compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the participant. However, a participant will generally not recognize any income for federal income tax or alternative minimum tax purposes either on the grant of an option or upon the issuance of any shares of common stock under the Purchase Plan.

The federal income tax consequences incurred upon disposition of shares of common stock acquired under the Purchase Plan depend upon how long a participant holds the shares. If a participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Date of the offering in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the offering period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. This liability will be incurred even in the event that the amount received in such a disposition of the shares is less than the amount paid for the shares. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the offering period will constitute long-term capital gain or loss if the disposition occurs more than one year after the last day of the offering period and short-term capital gain or loss if the disposition occurs one year or less after the last day of the offering period.

If a participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Date of the offering in which such shares were acquired (or if no disposition has occurred by the time of participant’s death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Date of the offering in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a participant’s estate or the person receiving such shares by reason of the participant’s death may result in capital gain or loss.

No income tax deduction is ordinarily allowed to the Company with respect to the grant of any option, the issuance of any shares of common stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a participant disposes of shares purchased under the Purchase Plan within two years after the Offering Date of the offering in which the shares were acquired, the Company will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the participant, provided that the Company complies with the applicable wage withholding requirements.

Incentive Awards Under the Employee Stock Purchase Plan

As of the date of this Proxy Statement, the Company has granted options under the Employee Stock Purchase Plan as follows:

Number of Options
Granted Under the
Employee Stock
Name/Group	Purchase Plan
Richard W. Kramp	2,184
Brett A. Reynolds	1,119
David A. Buché	—
Mary L. Frick	—
Timothy M. Floeder	—
All Executive Officers as a Group	6,347
All Non-Employee Directors as a Group	—
All Non-Executive Employees as a Group	281,323

The Company’s non-employee directors are not eligible for participation in the Employee Stock Purchase Plan as they are not employees of the Company.

Board of Directors Recommendation and Vote Required

The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Purchase Plan. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary to approve the amendment to the Purchase Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 15, 2009 with respect to our compensation plans under which equity securities are authorized for issuance.

	A	B	C
Number of
Securities
Remaining Available
	Number of		For Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	A)(1)

Equity compensation Plans approved by the Company’s shareholders	1,175,863	$11.31	353,825

Equity compensation Plans not approved by the Company’s shareholders	—	$—	—

Total	1,175,863	$11.31	353,825

(1)	Included in the securities remaining available for issuance (Column C) are 341,495 shares associated with our 2006 Stock Incentive Plan and our prior 1995 Stock Incentive Plan and 12,330 shares associated with the Company’s Employee Stock Purchase Plan. The table does not include the proposed additional shares to be reserved for issuance under the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 15, 2009, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee, (c) by each named executive officer, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated. The address for each of our executive officers and each of our directors is Synovis Life Technologies, Inc., 2575 University Ave. W., St. Paul, Minnesota, 55114.

	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned (1)	Ownership
Barclays Global Investors, N.A.(2) 400 Howard Street San Francisco, CA 94105	656,246	5.9%
The TCW Group, Inc.(3) on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, CA 90017	612,553	5.5%
Perkins Capital Management, Inc.(4) 730 East Lake Street Wayzata, MN 55391-1769	164,340	1.5%
William G. Kobi(5)	62,000	*
Karen Gilles Larson(6)	92,842	*
Mark F. Palma(7)	48,159	*
Richard W. Perkins(8)	215,500	1.9%
Timothy M. Scanlan(9)	90,000	*
John D. Seaberg(10)	24,000	*
Sven A. Wehrwein(11)	46,000	*
Richard W. Kramp(12)	149,091	1.3%
Brett A. Reynolds(13)	32,110	*
David A. Buché(14)	28,592	*
Mary L. Frick(15)	29,287	*
Timothy M. Floeder(16)	10,000	*
All Executive Officers and Directors as a Group (14 persons) (17)	1,013,070	9.1%

*	Less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of December 15, 2009, there were 11,185,497 shares of Common Stock outstanding.

(2)	The number of shares is based upon a Schedule 13G filed on February 5, 2009 reporting beneficial ownership as of December 31, 2008. Barclays Global Investors, N.A. reported that it has sole voting power as to 641,701 shares and sole dispositive power as to 656,246 shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	The number of shares is based upon a Schedule 13G/A dated February 9, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule was filed by The TCW Group, Inc. (“TCW”) on behalf of itself and related institutional investment managers (TCW Asset Management Company and TCW Capital Investment Corp.), which collectively constitute the “TCW Business Unit.” TCW further reported that its ultimate parent company, Société Générale S.A. (“SG”), may be deemed to control TCW, and that executive officers and directors and direct and indirect subsidiaries of SG (including all business units except the TCW Business Unit) may beneficially own shares of Common Stock, that such shares were not reported in the Schedule, that SG disclaims beneficial ownership of shares beneficially owned by the TCW Business Unit, and that the TCW Business Unit disclaims beneficial ownership of shares of Common Stock beneficially owned by SG and any of SG’s other business units. TCW reported that the TCW Business Unit has shared voting power as to 117,304 of the reported shares and has shared dispositive power as to all of the reported shares.

(4)	Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. (“PCM”), a registered investment advisor. PCM disclaims beneficial ownership of the 164,340 shares (the “PCM Shares”), which are held for the account of its clients. Of the 164,340 shares, PCM has sole dispositive power with regard to all such shares and sole voting power over 37,220 of such shares.

(5)	Includes 61,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

(6)	Includes 10,000 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

(7)	Includes 48,000 shares Mr. Palma has the right to acquire within 60 days upon the exercise of options.

(8)	Includes 21,000 shares held by the Perkins Foundation and 137,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 57,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 164,340 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

(9)	Includes 55,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

(10)	Includes 20,000 shares Mr. Seaberg has the right to acquire within 60 days upon the exercise of options.

(11)	Consists entirely of 46,000 shares Mr. Wehrwein has the right to acquire within 60 days upon the exercise of options.

(12)	Includes 123,407 shares Mr. Kramp has the right to acquire within 60 days upon the exercise of options.

(13)	Includes 30,991 shares Mr. Reynolds has the right to acquire within 60 days upon the exercise of options.

(14)	Includes 22,442 shares Mr. Buché has the right to acquire within 60 days upon the exercise of options.

(15)	Includes 26,551 shares Ms. Frick has the right to acquire within 60 days upon the exercise of options.

(16)	Consists entirely of 10,000 shares Mr. Floeder has the right to acquire within 60 days upon the exercise of options.

(17)	Includes 545,207 shares which may be acquired within 60 days upon the exercise of options.

Related Person Relationships and Transactions

Our Board of Directors recognizes that related person transactions can present potential or actual conflicts of interest, and may appear to be motivated by interests other than the best interests of the Company and its shareholders. Notwithstanding these considerations, the Board recognizes that there are situations where related person transactions may be in the best interests of the Company and its shareholders. Accordingly, our Board has delegated to our Audit Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related person transactions prior to the effectiveness or consummation of the transaction. If advance approval is not practicable, the committee may review and, in its discretion, ratify the transaction at the next Audit Committee meeting. With respect to a related person transaction arising between Audit Committee meetings, the Chief Financial Officer may present it to the Audit Committee Chair, who will review and may approve the related person transaction subject to ratification by the Audit Committee at their next meeting. In addition, any related person transaction previously approved by the Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the committee, if any, and that all required disclosures regarding the related person transaction are made.

Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were or will be a participant and a related person had or will have a direct or indirect material interest. The Board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and/or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee in accordance with the standards in our policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee will review all related person transactions, regardless of amount, and consider the related person’s relationship to the Company and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss), the approximate total dollar value involved in the related person transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties, the purpose of, and the potential benefits to the Company of, the transaction, whether disclosure of the related person transaction is required under Item 404(a) of Regulation S-K, and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transactions.

In July 2001, we acquired Micro Companies Alliance, Inc., a provider of products to the niche microsurgery market, and subsequently changed its name to Synovis Micro Companies Alliance, Inc. Michael Campbell,

President of Synovis Micro Companies Alliance, Inc., was the sole shareholder of Micro Companies Alliance, Inc. at the time of the acquisition. In addition to the initial stock consideration of 181,819 shares of Common Stock and cash consideration of $502,000 paid on the purchase date, we agreed to pay Mr. Campbell potential cash earnout payments of up to $1.35 million, calculated at 5% of related product revenues for sales through July 2011. In fiscal 2009, we paid Mr. Campbell $304,000 in earnout payments, and have now paid Mr. Campbell the full $1.35 million in earnout payments since the acquisition of Micro Companies Alliance, Inc. The Audit Committee has reviewed and ratified the payments to Mr. Campbell for fiscal 2009 under this prior agreement.

Audit Committee Report

Review of the Company’s Audited Financial Statements for the Fiscal Year ended October 31, 2009

Prior to the Annual Meeting of Shareholders, the Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2009 with the Company’s management. Further, the Audit Committee has discussed with Grant Thornton LLP (“GT”), the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Also, the Audit Committee has received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of GT with that firm.

Based on the Audit Committee’s discussions with the Company’s management and GT, and the review noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 for filing with the SEC.

Members of the Audit Committee:
Sven A. Wehrwein (Chair)
Richard W. Perkins
John D. Seaberg

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending October 31, 2010. Although it is not required to do so, our board of directors is asking our shareholders to ratify the audit committee’s selection of Grant Thornton LLP in order to ascertain the views of our shareholders on this appointment. If our shareholders do not ratify the selection of Grant Thornton LLP, another independent registered public accounting firm will be considered by the audit committee of our board of directors. Even if the selection is ratified by our shareholders, the audit committee may in its discretion change the appointment at any time during this year, if it determines that a change would be in the best interest of the Company and its shareholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to respond to appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR the proposal to ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

Fees of Independent Auditors

Audit Fees

Audit fees billed by Grant Thornton LLP (“GT”), Deloitte & Touché LLP (“D&T”), our former independent public accountants, and Ernst & Young LLP (“E&Y”), the former auditors of the recently acquired Synovis Orthopedic and Woundcare, Inc. for services rendered in auditing the Company’s financial statements and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal 2009 and 2008 totaled $356,000 and $241,000 respectively. Included in audit fees for fiscal 2009 was $140,000 to E&Y for various audit work related to our newly acquired Synovis Orthopedic and Woundcare, Inc. Included in audit fees for fiscal 2009 and fiscal 2008 are fees for attestation services relating to the report on the Company’s internal controls as specified in Section 404 of the Sarbanes-Oxley Act as well as fees related to the issuance of consents provided for various other filings.

Audit-Related Fees

Audit-related fees billed by GT for fiscal 2009 and 2008 totaled $37,000 and $16,000, respectively. Included in audit-related fees for fiscal 2009 are fees related to acquisition activities. Included in audit-related fees for both fiscal 2009 and fiscal 2008 are fees for services rendered in auditing the Company’s 401(k) plan.

Tax Fees

Tax-related fees billed by GT for services rendered in tax payment estimates, tax return preparation, tax planning and support of a fiscal 2009 internal revenue service examination during fiscal 2009 and 2008 totaled $63,000 and $55,000, respectively.

All Other Fees

All other fees billed by GT for other services rendered, primarily in reviewing our valuation of our investments and support with regard to an SEC letter totaled $20,000 in fiscal 2009. No other fees were billed by GT and D&T for services rendered in fiscal 2008.

Summary of Fees Billed to the Company by D&T and E&Y

Fiscal Years Ended October 31,	2008	2009

Audit Fees	$10,000	$150,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other fees	$—	$—

Summary of Fees Billed to the Company by Grant Thornton LLP

Fiscal Years Ended October 31,	2008	2009

Audit Fees	$231,000	$206,000
Audit-Related Fees	$16,000	$37,000
Tax Fees	$55,000	$63,000
All Other fees	$—	$—

Pre-Approval Policies

The Audit Committee has not adopted a formal policy regarding the pre-approval of audit and permissible non-audit services provided by the Company’s independent auditors. It is the Audit Committee’s procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval arises between meetings, the Audit Committee Chair reviews the project and provides the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

OTHER BUSINESS

This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us during, or with respect to, the period ended October 31, 2009, all reports were filed with the SEC on a timely basis.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the 2011 Annual Meeting of Shareholders must be received by the Company on or before September 25, 2010 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company’s proxy statement must notify the Company by December 9, 2010. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by Synovis for the next Annual Meeting will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by sending correspondence, addressed to our Corporate Secretary, Synovis Life Technologies, Inc., 2575 University Avenue W., St. Paul, MN 55114-1024,

with an instruction to forward the communication to the Board or to a particular director. Our Corporate Secretary will receive the correspondence and promptly forward it to any individual director or directors to whom the communication is directed.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report on Form 10-K to shareholders may have been sent to any household where two or more shareholders reside. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Company’s Corporate Secretary, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 796-7300.

Any shareholder who wishes to receive separate copies of the Company’s Proxy Statement or Annual Report on Form 10-K in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 4, 2010

The Notice of 2010 Annual Meeting, Proxy Statement and Annual Report to Shareholders of Synovis Life Technologies, Inc. are available at https://materials.proxyvote.com/87162G and www.synovislife.com.

ANNUAL REPORT

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2009 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 4, 2010 UPON RECEIPT FROM ANY SUCH PERSON OF AN ORAL OR WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024, ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

By Order of the Board of Directors

Richard W. Kramp
President and Chief Executive Officer

January 7, 2010
St. Paul, Minnesota

As amended effective
December 10, 2009

SYNOVIS LIFE TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose.  The purpose of this Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Synovis Life Technologies, Inc. (“the Company”) and its shareholders by providing Employees of the Company and its Designated Subsidiaries (as defined in Section 2(e) below) with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

Section 2.  Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Common Stock” means the common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 13 of the Plan.

(c) “Committee” means the entity administering the Plan, as provided in Section 3 below.

(d) “Compensation” means regular straight-time earnings and commissions that are included in regular compensation, excluding all other amounts such as amounts attributable to overtime, shift premium, incentive compensation and bonuses (except to the extent that the inclusion of any such item is specifically directed by the Committee), determined in a manner consistent with the requirements of Section 423 of the Code, as provided in Section 1 above.

(e) “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

(f) “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries, exclusive of any such person whose customary employment with the Company or a Designated Subsidiary is for 20 hours or less per week.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) the closing sale price of the Common Stock as reported on the Nasdaq Global Market System or on any national exchange (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or

(ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq Global Market System, the closing sale price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the Pink Sheets, LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or

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(iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith by the reasonable application of a reasonable valuation method, taking into account all available information material to the value of the Common Stock, but in a manner acceptable under Section 423 of the Code.

(i) “Insider” means any Participant who is subject to Section 16 of the Exchange Act.

(j) “Offering” means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for three months, as described in Section 5 below.

(k) “Offering Date” means the first day of the period of an Offering under the Plan, as described in Section 5 below.

(l) “Option Price” is defined in Section 8 below.

(m) “Participant” means an eligible Employee who elects to participate in the Plan pursuant to Section 6 below.

(n) “Securities Act” means the Securities Act of 1933, as amended.

(o) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(p) “Termination Date” means the last day of the period of an Offering under the Plan, as described in Section 5 below.

Section 3.  Administration.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Members of such a committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee’s meetings and of its actions by written consent shall be kept with the corporate records of the Company. As used in this Plan, the term “Committee” will refer to such committee. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action in connection with construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

Section 4.  Eligibility.

(a) With respect to an Offering, any Employee employed by the Company or a Designated Subsidiary on the Offering Date shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

(i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common

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Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

(ii) the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 5.  Offerings.  Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for three months, and each of which shall commence on February 1, May 1, August 1 and November 1 of each year, as the case may be (the “Offering Date”), and shall terminate on April 30, July 31, October 31 and January 31 of such year, as the case may be (the “Termination Date”). The first Offering under the Plan, following its amendment on December 10, 2009, shall have an Offering Date of February 1, 2010 and a Termination Date of April 30, 2010. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below.

Section 6.  Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the “Participation Form”) and filing the Participation Form with the Company’s Human Resources Department not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate.

(b) Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the termination date of the Plan, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.

Section 7.  Payroll Deductions.

(a) By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant’s total Compensation (in whole percentages from 1% to a maximum of 10% of the Participant’s total Compensation) on each payday during the time he is a Participant in the Plan in such amount as he shall designate on the Participation Form; provided, however, that no Participant’s payroll deductions shall be less than $10.00 per pay period.

(b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The monies represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such account.

(c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of the Participant’s payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company’s Human Resources Department not less than 15 days prior to the Offering date as of which such increase or decrease is to be effective.

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(d) A Participant may discontinue the Participant’s participation in the Plan at any time as provided in Section 11 below.

Section 8.  Grant of Option.  On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many full shares of Common Stock as he will be able to purchase with (a) the payroll deductions credited to the Participant’s account during the Participant’s participation in the Offering beginning on such Offering Date and (b) the balance (if any) carried forward from the Employee’s payroll deduction account from the preceding Offering. Notwithstanding the foregoing, in no event may the number of shares purchased by any Employee during an Offering exceed 500 shares of Common Stock. The option price per share of such shares (the “Option Price”) shall be equal to 95% of the Fair Market Value of one share of Common Stock on the Termination Date.

Section 9.	Exercise of Option.

(a) Unless a Participant gives written notice to the Company as provided in Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant’s option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account on such Termination Date will purchase at the applicable Option Price.

(b) A Participant may only purchase one or more full shares in connection with the automatic exercise of an option granted for any Offering. That portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant’s payroll deduction account for the following Offering. In no event will the balance carried forward be equal to or greater than the purchase price of one share on the Termination Date of an Offering. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that in lieu of carrying such cash balances forward, such balances will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the fourth (4th) decimal place.

(c) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below. During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

(d) By written notice to the Company prior to the Termination Date of any Offering, a Participant may elect, effective on such Termination Date, to:

(i) withdraw all of the accumulated payroll deductions in the Participant’s account as of the Termination Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)); or

(ii) exercise the Participant’s option for a specified number of full shares not less than five that is less than the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account will purchase on the Termination Date of the Offering at the applicable Option Price, and withdraw the balance in the Participant’s payroll deduction account.

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Section 10.  Delivery.

(a) Except as provided in paragraph (b) below, as promptly as practicable after the Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, either:

(i) (A) certificate representing the shares of Common Stock purchased upon exercise of the Participant’s option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participant’s Participation Form, in the names of the Participant and the Participant’s spouse, and (B) in the event the Participant makes an election pursuant to Section 9(d)(ii), a check in the amount of the balance of any payroll deductions credited to the Participant’s account that were not used for the purchase of Common Stock; or

(ii) if the Participant makes an election pursuant to Section 9(d)(i) for the Offering, a cash payment equal to the total of the payroll deductions credited to the Participant’s account.

(b) Notwithstanding paragraph (a) above, in lieu of delivering certificates to each of the Participants with respect to shares of Common Stock purchased in connection with an Offering, the Company may deliver a certificate to a third party representing an aggregate of all of the shares of Common Stock purchased in connection with the Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b), if applicable) rounded down to the nearest full share, plus cash in an amount equal to the Option Price multiplied by any remaining fractional share deemed to have been purchased pursuant to Section 9(b), if applicable, which shares will be held for the benefit of the Participants in accordance with their respective interests, and will deliver a statement of account to each Participant indicating the number of shares of Common Stock purchased by that Participant in connection with that Offering. In the event shares are held for the benefit of Participants, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant’s withdrawal or termination pursuant to Section 11.

Section 11.	Withdrawal; Termination of Employment.

(a) A Participant may terminate the Participant’s participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to the Participant’s account under the Plan at any time prior to the Termination Date of an Offering, for such Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate the Participant’s involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to the Participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of the Participant’s notice of termination and withdrawal), and the Participant’s option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above. In the event that shares are held for the benefit of Participants pursuant to Section 10(b), then on the withdrawal and termination of a Participant’s participation in the Plan, the Participant will be entitled to receive, at the Participant’s option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional shares deemed to have been purchased. In any event, Fair Market Value will be determined as of the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as of the date the notice of termination and withdrawal is received), and such certificate will be delivered and such amounts paid as soon thereafter as practicable.

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(b) Upon termination of a Participant’s employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant’s account will be returned to the Participant as soon as practicable after such termination or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14 below, and the Participant’s option will be automatically canceled. In the event that shares are held for the benefit of Participants pursuant to Section 10(b), then upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant’s Designated Beneficiary (if allowed by the Committee) or the executor or administrator of the Participant’s estate will be entitled to receive, at their option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased. In any event, Fair Market Value will be determined as of such termination and such certificate will be delivered and such amounts paid as soon thereafter as practicable. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this Section 11(b).

(c) A Participant’s termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant’s eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company; provided, however, that, unless otherwise permitted by the Committee in its sole discretion, a Participant who is an Insider may not participate in the Plan for at least six months after the effective date of the Participant’s termination and withdrawal.

Section 12.  Interest.  No interest shall accrue on a Participant’s payroll deductions under the Plan.

Section 13.	Stock Subject to the Plan.

(a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 400,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable after the Termination Date of such Offering.

(b) If any option under the Plan is exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like, occurring after the shareholders of the Company approve the Plan, the number of shares of Common Stock to which such option shall be applicable and the Option Price for such Common Stock shall be appropriately adjusted by the Company.

(c) In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b), the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan;

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provided, however, that any fractional shares that are paid out to a Participant in cash pursuant to Section 11 will automatically again become available for issuance under the Plan.

Section 14.	Designation of Beneficiary.

(a) In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or shares of Common Stock are held for the Participant’s account.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 15.  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.

Section 16.	Share Transfer Restrictions.

(a) Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registrations.

(b) Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registrations.

(c) Notwithstanding any other provision of the Plan or any documents entered into pursuant to the Plan and except as permitted by the Committee in its sole discretion, any shares of Common Stock issued to a Participant who is an Insider may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of for a six-month period after the Termination Date of the Offering with respect to which they were issued.

(d) Each certificate representing shares of Common Stock issued under the Plan to an Insider shall be stamped with a legend in substantially the following form, unless the Committee, in its sole discretion, determines not to require such a legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE [INSERT APPROPRIATE DATE] WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

Section 17.  Amendment or Termination.  The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the shareholders of

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the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

Section 18.  Notices.  All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

Section 19.  Effective Date of Plan.  The Plan shall be effective as of December 18, 1995, the date it was adopted by the Board. The Plan has been adopted by the Board subject to shareholder approval, and prior to shareholder approval shares of Common Stock may be issued under the Plan subject to such approval.

Section 20.  Miscellaneous.  The headings to Sections in the Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine and the singular the plural, whenever appropriate. Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan. The Plan shall be interpreted and construed in accordance with the laws of the State of Minnesota.

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SYNOVIS LIFE TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

PAYROLL DEDUCTION AUTHORIZATION FORM AND SUBSCRIPTION AGREEMENT

          Original Application

          Change in Payroll Deduction Amount

1. hereby elects to participate in the Synovis Life Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Agreement and the Plan.

2.. I hereby authorize payroll deductions, beginning          , 20  , from each paycheck in the amount of $      (may not exceed 10% of total compensation on each payday) in accordance with the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of each three-month offering period under the Plan unless I withdraw my accumulated payroll deductions, withdraw from the Plan, or both, by giving written notice to the Company prior to the end of the offering period, as provided in the Plan.

4. Shares purchased for me under the Plan should be issued or held in an account in the name(s) of:

(name(s))

(address)

(social security number)

5. I understand that if I dispose of any Shares received by me pursuant to the Plan within two years after the first day of the offering period during which I purchased such Shares, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to me over the option price paid for the Shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the amount paid for the Shares under the option, or (b) the excess of the fair market value of the Shares over the option price, measured as if the option had been exercised on the first day of the offering period during which I purchased such shares. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.

6. I have read the current prospectus for the Synovis Life Technologies, Inc. Employee Stock Purchase Plan.

Date:
                         Signature of Employee

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SYNOVIS LIFE TECHNOLOGIES, INC.
This Proxy is solicited by the Board of Directors
The undersigned hereby appoints RICHARD W. KRAMP and BRETT REYNOLDS, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the “Company”) held of record by the undersigned on January 4, 2010, at the Annual Meeting of Shareholders to be held on March 4, 2010, or any adjournment thereof.
1.	Election of Directors:

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	Vote WITHHELD from all nominees listed below.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

William G. Kobi	Richard W. Perkins
Richard W. Kramp	Timothy M. Scanlan
Karen Gilles Larson	John D. Seaberg
Mark F. Palma	Sven A. Wehrwein
2.	Proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock specifically reserved for issuance under the Plan by 100,000 shares:

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2010:

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: , 2010

(Signature)

Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.